Exhibit 99.1
MINDSPEED® ANNOUNCES RESIGNATION OF DONALD H. GIPS
FROM COMPANY’S BOARD OF DIRECTORS
Gips appointed as White House Director of Presidential Personal
     NEWPORT BEACH, Calif., January 16, 2009 — Mindspeed Technologies, Inc. (NASDAQ:MSPD), a leading supplier of semiconductor solutions for network infrastructure and consumer premise equipment applications, today announced that Donald H. Gips has resigned from the company’s board of directors following his appointment by President-elect Obama as White House director of presidential personnel. Gips, who has been a Mindspeed director since May 2004, has served as group vice president in charge of global corporate development for Level 3 Communications, Inc. since February 2001 and has been an active member on the Advisory Board of the Obama Transition Project.
     Mindspeed chairman of the board Dwight W. Decker commented, “Don has been a key member of our board, providing exceptional guidance and insights since he joined. His background and in-depth knowledge of the industries Mindspeed targets has been important in helping guide the direction of the company, and the company has significantly benefited from his insights. We greatly appreciate Don’s years of board service and we wish him well as part of the Obama presidential administration.”
About Mindspeed Technologies®

     Headquartered in Newport Beach, Calif., Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide area networks.
     The company’s three key product families include high-performance analog transmission and switching solutions, multiservice access products designed to support voice and data services across wireline and wireless networks, and WAN communications solutions including T/E carrier physical-layer and link-layer devices, as well as ATM/MPLS network processors.
     Mindspeed’s products are used in a wide variety of network infrastructure equipment including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.
     To learn more, visit us at www.mindspeed.com.
Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Actual results, and actual events that occur, may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: future operating losses; cash requirements and terms and availability of financing; worldwide political and economic uncertainties, and specific conditions in the markets we address; fluctuations in the price of our common stock and our operating results; loss of or diminished demand from one or more key customers or distributors; our ability to attract and retain qualified personnel; constraints in the supply of wafers and other product components from our third-party manufacturers; doing business internationally; pricing pressures and other competitive factors; successful development and introduction of new products; our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; industry consolidation; order and shipment uncertainty; our ability to obtain design wins and develop revenues from them; lengthy sales cycles; the expense of and our ability to defend our intellectual property against infringement claims by others; product defects and bugs; and business acquisitions and investments. Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended October 3, 2008, as well as similar disclosures in the company’s subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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